[ LETTERHEAD OF KPMG ]







                          Independent Auditors' Consent



The Board of Directors
Donegal Group Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

Our reports refer to a change in the Company's method of accounting for investment securities by adopting the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                                          KPMG Peat Marwick LLP


February 28, 1996


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